Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

LumiraDx Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.0000028 per share	457(o)	$108,100,000	100%	$108,100,000	0.0000927	$10,020.87

Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—		—	—	—	—	—
	Total Offering Amounts					$108,100,000		$10,020.87
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.